Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Waterpure International, Inc. (the “Company”) on Form 10-KSB for the period ending June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert F. Orr, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1)           The Report fully complies with the requirement of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the dates and for the periods expressed in the Report..

Date: September __, 2007	By:	/s/ Robert F. Orr
Robert F. Orr
Chief Financial Officer (Principal Financial and Accounting Officer)